Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached (the “Form 8-K”)  or, if such terms are not defined in the Form 8-K, then such terms shall have the meanings ascribed to them in the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Landcadia on June 11, 2021 (the “Proxy Statement”).

Introduction

Landcadia and Hillman are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes, which are included elsewhere in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The unaudited pro forma condensed combined balance sheet as of June 26, 2021 combines the unaudited condensed balance sheet of Landcadia as of June 30, 2021 with the unaudited condensed combined balance sheet of Hillman as of June 26, 2021, giving effect to the Merger.

The unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 26, 2021 combines the unaudited condensed statement of operations of Landcadia for the twenty-six weeks ended June 30, 2021 with the unaudited condensed combined statement of operations of Hillman for the twenty-six weeks ended June 26, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited condensed statement of operations of Landcadia for the year ended December 31, 2020 with the audited condensed combined statement of operations of Hillman for the year ended December 26, 2020, giving effect to the Merger as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached:

•	The historical unaudited condensed financial statements of Landcadia as of and for the twenty-six weeks ended June 30, 2021, and the historical audited financial statements of Landcadia as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached; and

•	The historical unaudited condensed consolidated financial statements of Hillman as of and for the twenty-six weeks ended June 26, 2021 and the historical audited consolidated financial statements as of and for the year ended December 26, 2020, which are included in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Merger, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent Landcadia’s consolidated results of operations or consolidated financial position that would actually have occurred had the Merger been consummated on the dates assumed or to project Landcadia’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Landcadia” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hillman,” and other financial information, which are included elsewhere in the Proxy Statement and incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

Description of the Merger

On January 24, 2021, Landcadia and Hillman entered into the Merger Agreement. Pursuant to the Merger Agreement, and Landcadia has merged with and into Hillman. Upon Closing, Hillman became a wholly-owned subsidiary of Landcadia.

Upon Closing, the ownership distribution of the successor entity was as follows:

	$	Shares	%
Hillman Holdco stockholders	914	91.4	48.7
Landcadia Public Stockholders(1)	500	50.0	26.7
PIPE Investors(2)	350	35.0	18.7
SPAC Sponsors– JFG Sponsor(3)	72	7.2	3.8
SPAC Sponsors – TJF Sponsor	40	4.0	2.1
Total Shares	1,876	187.6	100.0

(1)	Includes 1,503,200 public shares held by Jefferies LLC, a subsidiary of JFG Sponsor.

(2)	Excludes 2.5 million shares held by JFG Sponsor through additional investment in PIPE.

(3)	Includes 2.5 million shares held by JFG Sponsor through additional investment in PIPE and excludes 1,503,200 public shares held by Jefferies LLC, a subsidiary of JFG Sponsor.

Accounting for the Merger

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Landcadia has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Hillman equity holders having a relative majority of the voting power of the combined entity, Hillman having the authority to appoint a majority of directors on the Board of Directors, and senior management of Hillman comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Hillman with the acquisition being treated as the equivalent of Hillman issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Merger. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Landcadia and Hillman have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	As of June 26, 2021	As of June 30, 2021
	Hillman Historical	Landcadia III Historical	Pro Forma Transaction Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	16,255	86	500,010	(A)	75,340
			375,000	(B)
			(1,663,735)	(C)
			944,000	(D)
			(96,276)	(E)
Accounts receivable, net	146,865	-			146,865
Inventories, net	482,645	-			482,645
Other current assets	22,125	132			22,257
Total current assets	667,890	218	58,999		727,107

Property, Plant, and Equipment, net	174,466	-			174,466

Other assets:
Goodwill	826,969	-			826,969
Other intangibles, net	826,949	-			826,949
Operating lease right of use assets	85,312	-			85,312
Deferred tax asset	2,728	-			2,728
Other assets	12,739	-			12,739
Cash and accrued interest held in trust account	-	500,010	(500,010)	(A)	-
Total other assets	1,754,697	500,010	(500,010)		1,754,697
Total assets	2,597,053	500,228	(441,011)		2,656,270

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	229,618	113			229,731
Current portion of debt and capital leases	11,442	-	(10,609)	(C)	833
Current portion of operating lease liabilities	11,838	-			11,838
Accrued expenses	74,506	-	-		74,506
Total current liabilities	327,404	113	(10,609)		316,908

Other liabilities
Long term debt, net of deferred financing costs	1,651,476	-	(1,649,703)	(C)	945,773
			944,000	(D)
Deferred underwriting fee payable	-	17,500	(17,500)	(E)	-
Warrant derivative liability		74,840			74,840
Deferred tax liabilities	151,970	-			151,970
Operating lease liabilities	78,204	-			78,204
Other non-current liabilities	24,154	-			24,154
Total other liabilities	1,905,804	92,340	(723,203)		1,274,941

Shareholders' equity
Class A common stock subject to possible redemption (J)	-	500,000	(500,000)	(I)	-
Class A Common stock (J)	5	-	4	(B)	19
			4	(G)
			1	(H)
			5	(I)
Class B Common stock (J)	-	1	(1)	(H)	-
Paid-in capital	575,437	-	374,996	(B)	1,358,198
			(92,226)	(F)
			(4)	(G)
			499,995	(I)
Treasury stock	(4,320)	-			(4,320)
Accumulated deficit	(184,204)	(92,226)	(3,423)	(C)	(266,403)
			92,226	(F)
			(78,776)	(E)
Accumulated other comprehensive loss	(23,073)	-	-		(23,073)
Total shareholders' equity	363,845	(92,225)	792,801		1,064,421
Total liabilities and shareholders' equity	2,597,053	500,228	(441,011)		2,656,270

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except share and per share amounts)

	For the Quarter Ended June 26, 2021	For the Quarter Ended June 30, 2021
	Hillman Historical	Landcadia III Historical	Pro Forma Transaction Adjustments		Pro Forma Combined
Net sales	716,996	-	-		716,996
Cost of sales	417,265	-	-		417,265
Selling, general and administrative expenses	214,841	991	-		215,832
Depreciation	31,611	-	-		31,611
Amortization	30,323	-	-		30,323
Management fees to related party	214	-	-		214
Other (income) expense	(2,547)	-	-		(2,547)
Total operating expense	691,707	991	-		692,698
Income (loss) from Operations	25,289	(991)	-		24,298
Interest expense, net	38,178	(32)	(37,148)	(AA)	16,065
			15,035	(BB)
			32	(CC)
Change in fair value of warrant derivative liability		19,120			19,120
Interest expense on junior subordinated debentures	6,304	-	-		6,304
Investment income	(189)	-	-		(189)
Loss on mark-to-market adjustment of interest rate swap	(1,424)	-	-		(1,424)
Income (loss) before income taxes	(17,580)	(20,079)	22,081		(15,578)
Income tax expense (benefit)	(5,225)	-	2,512	(DD)	(2,713)
Net income (loss)	(12,355)	(20,079)	20,128		(12,306)
Foreign currency translation adjustment	6,315	-	-		6,315
Comprehensive income (loss)	(6,040)	(20,079)	20,128		(5,991)

Net earnings:
Basic earnings per share	(22.33)	(1.09)			(0.07)	(EE)

Average shares outstanding	553,300	18,394,339			187,569,511	(EE)

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except share and per share amounts)

	For the Year Ended December 26, 2020	For the Year Ended December 31, 2020
	Hillman Historical	Landcadia III Historical	Pro Forma Transaction Adjustments		Pro Forma Combined
Net sales	1,368,295	-	-		1,368,295
Cost of sales	781,815	-	-		781,815
Selling, general and administrative expenses	398,472	1,279	-		399,751
Depreciation	67,423	-	-		67,423
Amortization	59,492	-	-		59,492
Management fees to related party	577	-	-		577
Other (income) expense	(5,250)	-	-		(5,250)
Total operating expense	1,302,529	1,279	-		1,303,808
Income (loss) from Operations	65,766	(1,279)	-		64,487
Interest expense, net	86,774	(79)	(83,513)	(FF)	42,520
			35,836	(GG)
			3,423	(HH)
			79	(II)
Change in fair value of warrant derivative liability		27,690			27,690
Interest expense on junior subordinated debentures	12,707	-	-		12,707
Investment income	(378)	-	-		(378)
Other (income) expense	-	-	(325)	(JJ)	(325)
Loss on mark-to-market adjustment of interest rate swap	601	-	-		601
Income (loss) before income taxes	(33,938)	(28,890)	44,500		(18,328)
Income tax expense (benefit)	(9,439)	-	5,590	(KK)	(3,849)
Net income (loss)	(24,499)	(28,890)	38,910		(14,479)
Foreign currency translation adjustment	2,652	-	-		2,652
Comprehensive income (loss)	(21,847)	(28,890)	38,910		(11,827)

Net earnings:
Basic earnings per share	(44.92)	(2.99)		(LL)	(0.08)

Average shares outstanding	545,370	9,654,569		(LL)	187,569,511

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Merger had been consummated on June 26, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Merger had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Hillman with the acquisition being treated as the equivalent of Hillman issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2021

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 26, 2021 are as follows:

(A)	Reflects the reclassification of cash and marketable securities held in the trust account that became available in conjunction with the business combination.

(B)	Represents the pro forma adjustment to record the net proceeds of $375.0 million from the private placement and issuance of 37.5 million shares of Class A common stock to the PIPE Investors.

(C)	Represents the pro forma adjustment to remove Hillman's previously held debt. This debt was paid down and new debt was issued, as represented by the adjustment at (D). The existing debt was and new debt has been issued via syndication with several lending institutions. Management performed a debt modification versus extinguishment analysis on the basis of each lending institution included in the syndication, and the paydown was determined to be partially a modification and partially an extinguishment, depending on the facts and circumstances related to the particular lending institution. The recognition of expenses related to deferred financing costs of the previously held debt, as represented by the adjustment at (II), were recorded as a reduction in retained earnings.

(D)	Represents the pro forma adjustment to record new debt in line with the paydown of previously held debt and issuance of new debt discussed further at (C).

(E)	Represents transaction costs of $96.3 million, including $6.6 million in ticking fees. Of the total amount shown $17.5 million in deferred underwriter fees were incurred and accrued for on the balance sheet as of June 26, 2021.

(F)	Reflects the elimination of Landcadia’s historical accumulated deficit.

(G)	Represents issuance of 91.4 million shares of Class A Common Stock to existing Hillman equity holders as consideration for the reverse recapitalization.

(H)	Represents adjustment to present 8.7 million shares of Class A Common Stock held by the Landcadia Sponsors.

(I)	Reflects the reclassification of approximately $433.6 million of Class A Common Stock subject to possible redemption to permanent equity.

(J)	Authorized, issued and outstanding shares for each class of common stock and preferred stock as of June 26, 2021 and on a pro forma basis is as follows:

	June 26, 2021			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding

Landcadia Preferred Stock	1,000,000	-	-	1,000,000	-	-
Landcadia Class A common stock subject to possible redemption	50,000,000	50,000,000	50,000,000	-	-	-
Landcadia Class A Common Stock	380,000,000	-	7,721,207	500,000,000	187,569,511	187,569,511
Landcadia Class B Common Stock	20,000,000	12,500,000	12,500,000	-	-	-
Hillman Preferred Stock	200,000	-	-	N/A	N/A	N/A
Hillman Class A Common Stock	1,800,000	553,439	553,439	N/A	N/A	N/A

As a result of the Business Combination, Landcadia common stock was issued for Hillman’s issued and outstanding common and preferred stock. There is no longer any Hillman common or preferred stock issued and outstanding after the Business Combination; thus, subsequent to the merger, all Hillman share totals are noted as not applicable in the table above.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Twenty-six weeks ended June 26, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 26, 2021 are as follows:

(AA)	Represents the pro forma adjustment to remove interest expense associated with the paydown of Hillman's existing debt.

(BB)	Represents the pro forma adjustment to record interest expense associated with new debt. The new debt has a variable interest rate, which for the new term loan is 275 basis points over the greater of LIBOR and a floor of 0.5% and for the asset-based loan ("ABL") is 150 basis points over LIBOR. The effective interest rate was determined using the actual 1-month LIBOR for 2021 reset on a monthly basis, resulting in interest expense of $14.6 million. A change in LIBOR of 1/8 of a percent would not result in an increase or decrease in interest expense for the quarter. Additional interest expense related to incremental amortization of OID of $0.2 million, commitment fees of $0.2 million, and agent fees of $0.1 million, resulting in total interest expense of $15.0 million for the twenty-six weeks ended June 26, 2021.

(CC)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(DD)	Represents the adjustment to taxes such that the effective pro forma tax rate for the twenty-six weeks ended June 26, 2021 is equal to the relevant statutory income tax rate of 21%.

(EE)	Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the twenty-six weeks ended June 26, 2021.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 26, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 26, 2020 are as follows:

(FF)	Represents the pro forma adjustment to remove interest expense associated with the paydown of Hillman's existing debt.

(GG)	Represents the pro forma adjustment to record interest expense associated with new debt. The new debt has a variable interest rate, which for the new term loan is 275 basis points over the greater of LIBOR and a floor of 0.5% and for the ABL is 150 basis points over LIBOR. The effective interest rate was determined using the actual 1-month LIBOR for 2020 reset on a monthly basis, resulting in interest expense of $34.9 million. A change in LIBOR of 1/8 of a percent would result in an increase or decrease in interest expense for the quarter of $0.9 million. Additional interest expense related to amortization of original issue discount of $0.4 million, commitment fees of $0.4 million, and agent fees of $0.2 million, resulted in total interest expense of $35.8 million for the year ended December 26, 2020.

(HH)	Represents the recognition of nonrecurring expenses related to deferred financing costs in the amount of $3.4 million related to previously held debt. The recognition of these expenses was accelerated as a result of the debt modification versus extinguishment analysis associated with the paydown of debt discussed further at (C).

(II)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(JJ)	Represents the recognition of a nonrecurring net gain on the extinguishment of debt in the amount of $0.3 million, which was comprised of a loss of $13.3 million related to the discount on the previously held debt and a gain of $13.6 million related to the premium on the associated trust preferred debt, inclusive of certain fees written off as a result of the extinguishment. The recognition of this gain and loss, respectively, were determined as a result of the debt modification versus extinguishment analysis associated with the paydown of debt discussed further at (C).

(KK)	Represents the adjustment to taxes such that the effective pro forma tax rate for the year ended December 26, 2020 is equal to the relevant statutory income tax rate of 21%.

(LL)	Represents net income per share computed by dividing net income by the weighted average number of common shares outstanding for the year ended December 26, 2020.